Exhibit 99.2

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Digital Broadband Networks, Inc.
(the "Company") on Form 10-KSB for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chee Hong Leong, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Chee Hong Leong
--------------------
Chee Hong Leong
Chief Financial Officer
March 28, 2003


A signed original of these written statements required by Section 906 has been provided to Digital Broadband Networks, Inc. and will be retained by Digital Broadband Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                 End of Filing